Exhibit 10.3

Summary Description of Director Compensation

Element of Compensation for Non-Management Directors (other than the Chairman)1	Dollar Value
Annual Board Cash Retainer	$60,000
Annual Committee Chair Cash Retainer (other than Audit and Compensation Committees)	$7,500
Annual Audit Committee Chair Cash Retainer	$15,000
Annual Compensation Committee Chair Cash Retainer	$10,000
Per Meeting Fee (Board and Committees)	$2,000
Annual Equity Award	$92,500	(in restricted stock units)
Initial Equity Award	$80,000	(in restricted stock units)

1 Non-employee directors may elect to defer cash compensation under a Director Deferred Compensation Agreement.
Chairman Compensation:
Salary (August 1, 2009 through December 31, 2009)	$360,000
Annual Board Cash Retainer (after December 31, 2009)	$125,000
Annual Equity Award after December 31, 2009	$92,500
Per Board Meeting Fee (after December 31, 2009)	$2,000

Stock Ownership Guidelines:  Each director must hold three (3) times the "Annual Board Cash Retainer" or "Salary" as applicable, in Alpha Natural Resources, Inc.'s common stock (including any securities convertible or exercisable into its common stock) after five (5) years of service on the Board.